Exhibit 10.1

LEASE TERMINATION AGREEMENT

This LEASE TERMINATION AGREEMENT (“Agreement”), dated as of April 19, 2016, is entered into by and between Duffy Hartwell, LLC, a Massachusetts limited liability company (“Landlord”) and Synta Pharmaceuticals Corporation (successor in interest to Shionogi Bioresearch Corp.), a Delaware corporation (“Tenant”).

BACKGROUND

WHEREAS, Landlord and Tenant are the current parties to a certain lease entered into by and between the Landlord and Tenant, dated November 4, 1996, as hereinafter amended and extended (“Lease”), with a scheduled termination date of November 30, 2016;

WHEREAS, the Lease relates to the premises (“Premises”) consisting of 34,250 rentable square feet being a portion of the building located at 45 Hartwell Avenue, Lexington, MA 02421, and the surrounding lot, all as more particularly described in the Lease;

WHEREAS, Landlord is the present holder of Landlord’s interest in the Lease and Tenant is the present holder of Tenant’s interest in the Lease; and

WHEREAS, Landlord and Tenant desire to terminate the Lease and surrender the Premises as set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby mutually agree as follows:

1.                                      Termination. Subject to the terms of this Agreement (including without limitation Tenant’s payment of the Termination Payment (as hereinafter defined)), the Lease shall terminate as of the date Landlord receives the Termination Payment and the Tenant Yield’s-Up and vacates the Premises (as herein after defined) (the “Effective Date”). Notwithstanding the foregoing, the Effective Date must occur on or before May 1, 2016. As of the Effective Date, Tenant shall have no further leasehold or other right, title or interest in or to the Premises pursuant to the Lease or otherwise and no further rental obligations. However, Tenant shall remain liable to the Landlord pursuant to the Lease for any and all amounts due and payable accrued on or before the Effective Date and for any and all amounts incurred by Landlord or due and payable under the Lease in the event Tenant fails to quit and deliver up the Premises on or before the Effective Date.

2.              Termination Payment. In consideration for Landlord’s execution of this Agreement and Landlord’s releasing Tenant from its future rental payment obligations under the Lease, Tenant shall pay to Landlord, upon the execution of this Agreement, $213,017.49 (“Termination

Payment”), which is sum of three month’s base rent under the Lease. In the event Landlord does not receive the full Termination Payment upon the execution of this Agreement, this Agreement shall, with no further action being required of either party, automatically terminate at such time, and the Lease shall continue in full force and effect as if this Agreement were never executed.

3.                                      Yield Up. Tenant shall quit, vacate and yield-up the Premises free and clear of all occupants who may have possessory claims, no later than May 1, 2016, having satisfied all of the terms and conditions contained in the Lease including but not limited to the payment of all outstanding rental obligations, due prior to the Effective Date, and the Surrender provisions contained in the Lease, excluding only those provisions of the Surrender obligations which have been expressly assumed by a Prospective Tenant; subject to the Tenant’s Representations, Warranties, and Indemnification Obligations outlined below.

4.                                      Representations and Warranties.

(a)         Tenant’s Representations and Warranties. Tenant hereby represents and warrants to Landlord that as of the date hereof and as of the Effective Date (i) Tenant is the sole holder of tenant’s interest in the Lease, Premises, and any personal property remaining therein; (ii) no person, form or entity, has any right, title or interest in the Lease, the Premises, and any personal property remaining therein, by or through Tenant; (iii) Tenant (and the under signatory) has the full right, legal power, and actual authority to enter into this Agreement and to terminate the Lease and Tenant’s occupancy of the Premises without the consent of any person, subtenant, form or entity; and (iv) there will be no other contracts or obligations of Tenant relating to Tenant’s use or occupancy of the Premises, including without limitation, utility contracts, maintenance contracts, vendor contracts, third party interests, claims, liens, subleases or licenses agreements, all of which shall be terminated as of the Effective Date.

(b)         Landlord’s Representations and Warranties. Landlord hereby represents and warrants to Tenant that as of the date hereof and as of the Effective Date (i) Landlord is the sole holder of landlord’s interest in the Lease; and (ii) Landlord (and the undersigned signatory) has the full right, legal power and actual authority to enter into this Agreement and to terminate the Lease and Tenant’s occupancy of the Premises subject to the consent, approval or authorization of the current mortgage lender.

(c)          Tenant’s Remaining Personal Property. Any personal property left in the Premises by the Tenant as of the Effective Date shall be deemed abandoned/trash by the Landlord and Tenant, and the Landlord in its sole discretion, is free to retain, destroy, or otherwise dispose of said property.

(d)         The representations and warranties set forth in this Section 4 shall survive the Effective Date.

5. Indemnification.

(a)         Tenant’s Indemnification Obligation under this Agreement. To the maximum extent enforceable by law, Tenant covenants and agrees to exonerate, indemnify, defend (with counsel reasonably acceptable to Landlord), protect and save Landlord, together with Landlord’s members and managers, partners, shareholders, officers, directors, agents and employees (“Landlord’s Agents”) harmless from and against any and all claims, demands, expenses, losses, suits and damages (including reasonable attorneys’ fees, court costs and costs of collection) as may be occasioned by reason of the breach or default by Tenant of any representation, covenant, or other term (including, without limitation, payment terms) contained in this Agreement. Tenant hereby acknowledges and agrees that possession of the Premises, as of the Effective Date, shall immediately transfer from Tenant to the Prospective Tenant, and as such Landlord will not inspect or verify compliance of the Tenant’s Surrender Obligations under the Lease; notwithstanding the foregoing, Tenant shall as of the Effective Date satisfy all of its Surrender and turnover provisions as described in the Lease including but not limited to those relating to environmental decontamination of the hoods, vivarium area of the Premises, waste water processes (neutralized), and as contained in Exhibit I(b)(d) of the Lease which specifically states the following:

“...and (d) any remaining Hazardous Materials shall be completely, properly, and lawfully removed from the Building upon the expiration or earlier termination of this Lease.”

(b)         Landlord’s Indemnification Obligations. To the maximum extent enforceable by law, Landlord covenants and agrees to exonerate, indemnify, defend, protect and save Tenant harmless from and against any and all claims, demands, expenses, losses, suits, and damages as may be occasioned by reason of the breach or default by Landlord of any Landlord representation or covenant contained in this Agreement, including any breach by Landlord of Landlord’s representations set forth in Section 4(b) above.

(c)          The indemnifications obligations set forth in this Section 5 shall survive the Effective Date.

6.                                      Release. The Tenant hereby waives and releases unto the Landlord any and all defenses, appeals, stays, claims, and/or counterclaims or cross claims that the Tenant its agents, employees, affiliates, subsidiaries or partners may have arising out of its occupancy and possession of the Premises, the Landlord/Tenant relationship, or any agreement between the parties, written or otherwise, from the beginning of the world to the date of this Agreement.

7.                                      Default Rate. Notwithstanding anything to the contrary contained in this Agreement, in the event that Tenant fails to make any payment required hereunder as and when due, such payment shall accrue interest at the Default Rate (as herein after defined) from the date due until the date paid. As used herein, the “Default Rate” shall mean the highest rate of interest from time to time permitted under applicable federal and state law.

8.                                      Security Deposit. The Security Deposit held by the Landlord as of the Effective Date shall be returned after all adjustments for real estate taxes, operating expenses are known and assessed, and the Tenant’s compliance with this Agreement and the applicable terms and conditions set forth in the Lease.

9.                                      Further Assurances. Either party shall execute and deliver further instruments of transfer and assignment and take such other action as the requesting party may reasonably require to more effectively effectuate the terms and conditions of this Agreement.

10.                               Integration; Conflict. This Agreement embodies the entire agreement and understanding between and among the parties hereto with respect to the termination of the Lease, and may not be changed, modified, amended, waived, discharged or terminated except by an instrument in writing signed by authorized representatives of each party hereto. This Agreement merges all prior understandings and agreements oral or written by and between the parties concerning the Lease, and alone fully and completely expresses the agreement of the parties with respect to the subject matter hereof. In the event of a conflict between the terms and provisions of this Agreement and those contained in the Lease, the terms and provisions of this Agreement shall control.

11.                               Counterparts. This Agreement may be executed in one or more counterparts, and by different parties on separate counterparts, and by facsimile or other electronic means, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

12.                               Successors and Assigns. This Agreement shall be binding upon, and insure to the benefit of the respective parties and respective past, present and future officers, directors, agents, employees, affiliates, partners, predecessors, parent companies, subsidiaries, successors in interest and assigns of each party in their capacities as such.

13.                               Severability. If any provision in this Agreement or the application thereof shall to any extent be invalid, illegal or otherwise unenforceable, the remainder of this Agreement, and the application of such provision other than as invalid, illegal or unenforceable, shall not be affected thereby; and such provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

14.                               Notices. All notices or other communications of default hereunder shall be in writing, and shall be deemed to have been given (a) if delivered by hand, by messenger or by an express delivery service (Fedex, UPS, etc.), then if and when delivered (or if delivery is refused, when refused) to the respective parties at the below addresses (or at such other address as a party may hereafter designate for itself by notice to the other party as required hereby), or (b) if mailed, then by first class registered or certified mail, return receipt requested, postage prepaid, and addressed to the respective parties at the below addresses. Notice by counsel to a party shall be deemed notice from such party. All other notices or communications may be forwarded either by electronic mail to the electronic address listed below or by first class mail, postage prepaid, to the address listed below.

To Landlord:	Duffy Hartwell, LLC
465 Waverley Oaks Road, Suite 500
Waltham, MA 02452 Attention: Steven P. Duffy
Electronic Mail: stevenduffy@duffyproperties.com

To Tenant:	Synta Pharmaceuticals Corp.
125 Hartwell Avenue
Lexington, MA 02421
Attention: Marc Schneebaum
Electronic Mail: mschneebaum@synta.com

[COUNTERPART SIGNATURE PAGE FOLLOWS]

In WITNESS WHEREOF, Landlord and Tenant have caused this Lease Termination Agreement to be executed as of the date set forth above

LANDLORD:

Duffy Hartwell, LLC, by its Manager

Hartwell Management, LLC

By:	/s/ Steven P. Duffy
Steven P. Duffy
Duly Authorized

TENANT:

Synta Pharmaceuticals Corp.

By:	/s/ Marc R. Schneebaum
Name: Marc R. Schneebaum